September 29, 2000



Contact
Title
Name
Address
City, State, Zip

Dear ______:

                     As an important Conseco shareholder, I want to write you directly to emphasize the progress made in the debt restructuring announced just one week ago.

                     The enclosed news release describes the major terms of the agreements reached on Sept. 22. (Also enclosed are three charts from the presentation we used when presenting our plan to the banks and rating agencies. The charts are part of the materials furnished to securities analysts as filed with SEC under cover of a Form 8-K/A. The documentation relating to our bank debt restructuring is also part of that Form 8-K/A. The Form 8-K/A is available at the SEC's Internet web site at http:\\www.sec.gov.)

                     Part of this last point is worth emphasizing: the capital plan is completely OURS. We made it clear to the banks at the outset that restructuring our debt was only part of a larger plan to make our operating businesses strong and profitable. In order to accomplish this mission, we needed the banks to give us time and flexibility. We got both. And we are grateful to our 25 lender banks for their confidence.

                     Without going into extensive detail, these three charts summarize the goals of our "Restoration Plan."

                  A. Accumulation/Reduction of Conseco Corporate Debt: Shows the end of excessive leverage and the start of cash from operations covering debt costs.

                  B. Restoration Program Outcome: Shows $3,080,000,000 of debt being paid down; the anticipated conversion of $500 million of trust preferreds to common stock; and the debt to total capital ratios that result.

                  C. Conclusion: Shows progress to date (restructuring) and areas to which our focus will now turn (realignment and reinvigoration).

                     Hopefully, you won't view this letter as redundant. But, rather, will understand the need to continue to focus on factual information as long as substantial economic interests exist in the marketplace that would prefer the perception of distress.

                     We thank you for your patience these last 10 weeks as we worked toward successful debt restructuring. With that completed, we turn our full energies to creating value for our customers and our stockholders.



                                            Very truly yours,



                                            Gary C. Wendt
                                            Chairman and CEO

Enclosure

                                  ATTACHMENT 1
                                  ------------

FOR RELEASE     Immediate

CONTACTS (NEWS MEDIA) Mark Lubbers, EVP, External Relations 317.817.4418 (INVESTORS) Tammy Hill, SVP, Investor Relations 317.817.2893





                    CONSECO "RESTORATION PLAN" MOVES FORWARD

                  COMPANY AND BANKS CLOSE ON DEBT RESTRUCTURING

                    DEBT TO BE CUT BY $3 BILLION OVER 3 YEARS

         INDIANAPOLIS, IND.: SEPT. 22, 2000 - Conseco, Inc. (NYSE:CNC) today announced that its lender banks have signed amendments that will restructure the company's credit facilities. The restructuring of this debt is a key component of the "Restoration Plan" initiated by Gary C. Wendt after he joined Conseco on June 29 as Chairman and CEO.

         The agreement with the banks covers $2.8 billion of debt held by a 25-bank consortium led by Bank of America and Chase Manhattan Bank.

         Wendt called the terms of the debt restructuring important news, but said, "the larger story here - what we call the Conseco Restoration Plan - is the complete re-engineering of the company's financial structure. We are executing a plan that provides long term stability and flexibility for our capital structure."

         Over the past four years, Conseco's bank and public debt had increased to approximately $5.9 billion. The Restoration Plan calls for reducing the company's debt by more than $3 billion by year-end 2003, reducing Conseco's debt from 41% of total capital to less than 25%. More importantly, the Restoration Plan allows Conseco to meet its debt obligations and improve its capital structure dramatically without impacting its core businesses.

         The beginning elements of the Conseco Restoration Plan center around two initiatives: (1) selling non-strategic assets of the company, and (2) restructuring the operations of Conseco Finance. These initiatives to generate cash were implemented by Wendt soon after his arrival at Conseco; they have proceeded ahead of schedule.


                                     -more-

                                                                     Conseco (2)
                                                                  Sept. 22, 2000


         Over the next three years, these two cash-generating components of the Restoration Plan are designed to enable Conseco to repay $1.52 billion in bank debt and $1.56 billion in public debt.

         To begin the debt reduction program the company has identified more than $2 billion in assets to be sold or monetized. More than $700 million of proceeds from these activities have already been realized; total proceeds are expected to exceed $1 billion by year-end 2000.

         The initial stages of the restructuring of Conseco Finance operations were announced on July 27. That plan, designed to assure stable growth, included the lay-off of 2000 employees and over $150 million in annual expense reductions.

         Major elements of the Restoration Plan, including terms of the bank debt restructuring, include:

         o        Payment of $650 million in bank debt on September 22, 2000;
         o Payment of 2001 and 2002 public debt as scheduled ($131 million in December 2000 and $668 million in June 2001);
         o Extension of $571 million of bank debt to December 31, 2001 funded by the sale of non-strategic assets;
         o Payment of 2003 and 2004 public debt as scheduled ($450 million in October 2002 and $310 million in February 2003);
         o On $1.5 billion of bank debt previously due September 2003, payments of $150 million in each of 2002 and 2003, with an option to extend the remaining $1.2 billion to 2005;
         o Extension to December 2003 of the $570 million of loans and related Conseco guarantees comprising the Conseco directors and officers stock purchase program (to qualify for the loan and guarantee extensions, borrowers will be required to enter into a revised lending program, which will be finalized in the 4th quarter);
         o Suspension of the dividend on Conseco common stock beginning in the current quarter (providing approximately $18 million per quarter toward the financial restructuring);

         Wendt said that winning back top-drawer insurance and debt ratings would be the next step in the Restoration Plan. "With a stable and flexible financial structure in place, we can turn our full attention to building consistently profitable business operations."

                                   - # # # # -

WORLD WIDE WEB        http://www.conseco.com
INVESTOR HOTLINE      800.4.CONSECO
FAX-ON-DEMAND         800.344.6452

                                                                     Conseco (3)
                                                                  Sept. 22, 2000


Note on forward-looking statements: All statements, trend analyses and other information contained in this release and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (2) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (5) performance of our investments; (6) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (7) increasing competition in the sale of insurance and annuities and in the finance business; (8) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (9) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (10) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; and (11) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission.

                                  ATTACHMENT 2
                                  ------------


Note on forward-looking statements: All statements, trend analyses and other information contained in this release and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (2) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (5) performance of our investments; (6) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (7) increasing competition in the sale of insurance and annuities and in the finance business; (8) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (9) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (10) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; and (11) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission.

                                    CHART A
                                    -------

Strong Operating Businesses Will Cover Fixed Charges              Conseco Logo
During '01 (first time since '97)

Debt and Trust Preferred Paydown Plan

Bar Chart Graphic demonstrating levels of Public Debt, Bank Debt and Trust Preferreds.

                                                                                                              First Half
CASH INFLOWS                                 1996            1997            1998               1999             2000
                                       ---------------------------------------------------------------------------------
 Insurance Companies                        $221.2          $326.0          $ 277.7           $ 361.8            $225.0
 Finance Company                                 -               -         (1,971.0)         (1,246.0)           (284.0)
 Other                                         1.6           (19.9)            17.6             (23.3)             28.5
                                       ---------------------------------------------------------------------------------
             Total Operating Cash Flow      $222.8          $306.1        $(1,675.7)         $ (907.5)           $(30.5)
                                       =================================================================================

                                           Second Half
CASH INFLOWS                                   2000             2001               2002               2003
                                       ---------------------------------------------------------------------
 Insurance Companies                         $ 225.0            $450.0             $475.0            $510.0
 Finance Company                                50.0             250.0              335.0             385.0
 Other                                             -                 -                  -                 -
                                       ---------------------------------------------------------------------
             Total Operating Cash Flow       $ 275.0            $700.0             $810.0            $895.0
                                       =====================================================================


                                    CHART B
                                    -------

Restoration Program Outcome                                      Conseco Logo


     -    Debt and preferred paydown exceed $3.5 billion under plan

     -    Lowest debt/equity ratio since 1996 by end of 2003


                                                                                                                   ----------------
                                                                                                                         DEBT
($'s in millions)     12/31/97    12/31/98    12/31/99    6/30/00    12/31/00     12/31/01    12/31/02    12/31/03    PAID DOWN
                     ---------------------------------------------   --------------------------------------------- ----------------
Bank debt             $ 1,850     $ 2,280     $ 2,180     $ 2,720     $ 1,970     $ 1,500     $ 1,350     $ 1,200      $ 1,520
Public debt               500       1,540       2,660       3,180       3,040       2,380       1,930       1,620        1,560
                     ---------------------------------------------   --------------------------------------------- ----------------
       Total debt       2,350       3,820       4,840       5,900       5,010       3,880       3,280       2,820      $ 3,080
                                                                                                                   ================

Trust preferreds        1,400       2,130       2,680       2,430       2,430       1,930       1,930       1,930        $ 500
                                                                                                                   ----------------
Common equity           5,220       5,300       6,330       5,890       5,890       6,900       7,420       7,950       $3,580
                     ---------------------------------------------   ---------------------------------------------
       Total capital  $ 8,970    $ 11,250    $ 13,850    $ 14,220    $ 13,330    $ 12,710    $ 12,630    $ 12,700  = TOTAL PAYDOWNS
                     =============================================   ============================================= ----------------

                                                                                                                   ----------------

Debt to total capital   26.2%       34.0%       34.9%       41.5%       37.6%       30.5%       26.0%       22.2%

                         -------------------------------------
                         At Close, Net Debt = $4,941 mm Debt Service = $500 mm Running Rate '01 Cash from Operations = $700 mm Coverage on Bank & Public Debt = 1.4X Total Coverage = 1.1X
                         -------------------------------------

                                    CHART C
                                    -------


Conclusion                                                       Conseco Logo

o        The Company Has Achieved the First Major Stride in Its "Restoration
         Plan"
         o        Restructuring:
                  o        Manage Holding Company Debt
                             -- Agreements in Place
                 o Disposing of or Closing Non-Strategic Assets
                           --Well Underway
         o        Realignment
                  o        Cost Reductions
                              --Executed at Finance
                           --Begun Process at Insurance Operations
                  o        Setting Responsible - but Stretch Goals
                           --Done
                  o        Pay for Performance
                           --In Process
         o        Reinvigoration
                  o        Quality
                  o        Productivity
                  o        Growth